                                                                     Exhibit (4)


THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO MERRILL LYNCH & CO., INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R-
CUSIP 590188FU7                                                  $

                           MERRILL LYNCH & CO., INC.
                          AMEX Hong Kong 30 Index/SM/
                           Equity Participation Notes
                             due February 16, 1999

     Merrill Lynch & Co., Inc., a Delaware corporation (hereinafter referred to as the "Company", which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay to
CEDE & CO., or registered assigns, the principal sum of DOLLARS ($           )
(the "Principal Amount") plus the Supplemental Redemption Amount as defined below, on February 16, 1999 (the "Stated Maturity").

     Payment of the Principal Amount and the Supplemental Redemption Amount and any interest on any overdue amount thereof with respect to this Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     This Note is one of the series of AMEX Hong Kong 30 Index/SM/ Equity Participation Notes due February 16, 1999 (the "Notes").


-----------------
/SM/ "AMEX Hong Kong 30 Index" is a service mark of The American Stock
     Exchange.

SUPPLEMENTAL REDEMPTION AMOUNT

     The "Supplemental Redemption Amount" with respect to this Note equals:


                              Ending Index Value - Benchmark Index Value
         Principal Amount  X  ------------------------------------------
                                      Benchmark Index Value


provided, however, that in no event will the Supplemental Redemption Amount be less than zero or more than $1,000 per $1,000 principal amount of Notes. The AMEX Hong Kong 30 Index (herein referred to as the "Index") is disseminated by The American Stock Exchange (the "AMEX"). The "Benchmark Index Value" equals
664.83. The Ending Index Value will be determined by Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Calculation Agent", which term includes any successor thereto) and will equal the average (arithmetic mean) of the closing values of the Index determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days, then the Ending Index Value will equal the average (arithmetic mean) of the closing values of the Index on such Calculation Days, and if there is only one Calculation Day, then the Ending Index Value will equal the closing value of the Index on such Calculation Day. If no Calculation Days occur during the Calculation Period because of Market Disruption Events, then the Ending Index Value will equal the closing value of the Index determined on the last scheduled Index Business Day in the Calculation Period, regardless of the occurrences of a Market Disruption Event on such day. The "Calculation Period" means the period from and including the seventh scheduled Index Business Day prior to the maturity date to and including the second scheduled Index Business Day prior to the maturity date. "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred. For purposes of determining the Ending Index Value, an "Index Business Day" is a day on which The Stock Exchange of Hong Kong Ltd. (the "Hong Kong Stock Exchange" or "HKSE") is open for trading and the Index or any Successor Index is calculated and published. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the Notes.

ADJUSTMENTS TO THE INDEX; MARKET DISRUPTION EVENTS

          If at any time the method of calculating the Index, or the value thereof, is changed in any material respect, or if the Index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the

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

value of the Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Ending Index Value is to be calculated, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index as if such changes or modifications had not been made, and calculate such closing value with reference to the Index, as adjusted. Accordingly, if the method of calculating the Index is modified so that the value of such Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), then the Calculation Agent shall adjust such Index in order to arrive at a value of the Index as if it had not been modified (e.g., as if such split had not occurred).

       "Market Disruption Event" means either of the following events, as determined by the Calculation Agent:

          (i) a suspension or absence of trading on the HKSE of (a) 20% or more of the Underlying Stocks and/or (b) the stocks of any three of the four most highly capitalized companies included in the Underlying Stocks which then comprise the Index or a Successor Index (as defined below); or

          (ii) the suspension or material limitation on the Hong Kong Futures Exchange (the "HK Futures Exchange") or any other major futures or securities market of trading in futures or options contracts related to the Hang Seng Index, the Index or a Successor Index.

       For purposes of determining whether a Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant contract will not constitute a Market Disruption Event, (3) a suspension of trading in a futures or options contract on the Index by the AMEX or another major securities market by reason of (x) a price change exceeding limits set by the AMEX or such securities market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension or material limitation of trading in futures or options contracts related to the Index and (4) an "absence of trading" on the HKSE, HK Futures Exchange or a major securities market on which futures or options contracts related to the Index are traded will not include any time when the HKSE, HK Futures Exchange or such securities market, as the case may be, itself is closed for trading under ordinary circumstances.

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

 DISCONTINUANCE OF THE INDEX

     If the AMEX discontinues publication of the Index and the AMEX or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to such Index (any such index being referred to hereinafter as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Index as calculated by the AMEX or such other entity for the Index and calculate the Ending Index Value as described above in the first paragraph of the section entitled "Supplemental Redemption Amount." Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice thereof to be given to Holders of the Notes.

     If the AMEX discontinues publication of the Index and a Successor Index is not selected by the Calculation Agent or is no longer published on any of the Calculation Dates, the value to be substituted for the Index for any such Calculation Date used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the Calculation Agent for each Calculation Date in accordance with the procedures last used to calculate the Index prior to any such discontinuance. If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the Index as described below, such Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

     If the AMEX discontinues publication of the Index prior to the period during which the Supplemental Redemption Amount is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then on each Business Day until the earlier to occur of (i) the determination of the Ending Index Value and (ii) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described above as if such day were a Calculation Date. The Calculation Agent will cause notice of each such value to be published not less often than once each month in The Wall Street Journal (or another newspaper of general circulation), and arrange for information with respect to such values to be made available by telephone.

GENERAL

     This Note is one of a duly authorized issue of Notes of the Company, issued and to be issued under an Indenture, dated as of April 1, 1983, as amended and restated (herein referred to as the "Indenture"), between the Company and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), Trustee (herein

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

referred to as the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered.

     The Company hereby covenants for the benefit of the Holders of the Notes, to the extent permitted by applicable law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a Holder of the Notes.

     The Notes are not subject to redemption by the Company or at the option of the Holder prior to Stated Maturity.

     Upon the occurrence of an Event of Default with respect to the Notes, Holders of the Notes may accelerate the maturity of the Notes as follows: the amount payable to a Holder of this Note upon any acceleration permitted by the Notes, with respect to each $1,000 principal amount thereof, will be equal to:
(i) $1,000, plus (ii) an additional amount of contingent interest calculated as though the date of early repayment were the Stated Maturity of the Note.

     In case of default in payment at the Stated Maturity date of the Notes (whether at their Stated Maturity or upon acceleration), from and after the Stated Maturity of the Notes shall bear interest, payable upon demand of the Holder thereof, at the rate of 5.40% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Notes to the date payment of such amount has been made or duly provided for. Interest on any overdue Principal Amount or Supplemental Redemption Amount, as the case may be, shall be payable on demand.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Notes at the time Outstanding, as defined in the Indenture, of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount plus the Supplemental Redemption Amount with respect to this Note and any interest on any overdue amount thereof at the time, place, and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations set forth therein and on the first page hereof, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations set forth therein and on the first page hereof, the Notes are exchangeable for a like aggregate principal amount of Notes in authorized denominations, as requested by the Holder surrendering the same. If (x) any Depository is at any time unwilling or unable to continue as Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, this Note shall be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples thereof. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

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

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Note which are defined in the Indenture but not in this Note shall have the meanings assigned to them in the Indenture.

     Unless the certificate of authentication hereon has been executed by Chemical Bank, the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.



Dated:


CERTIFICATE OF AUTHENTICATION                          Merrill Lynch & Co., Inc.
This is one of the Notes of the series [Copy of Seal] designated therein referred to in the within-mentioned Indenture.

Chemical Bank, as Trustee                              By:
                                                               Treasurer


By:                                                    Attest:
     Authorized Officer                                        Secretary

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